EXHIBIT 3

                        AMENDED ARTICLES OF INCORPORATION
                                       OF
                          ACACIA LIFE INSURANCE COMPANY

TO THE  SUPERINTENDENT OF INSURANCE AND CORPORATION  COUNSEL FOR THE DISTRICT OF
COLUMBIA:

     Pursuant to District of Columbia law, including Title 35, section 609, D.C. Code Ann. (1993), and the Mutual Holding Company Act of 1996, Title 35, sections 3721-3728, D.C. Code (1997 Replacement Volume) ("The MHC Act"), the undersigned Corporation adopts the following amended articles of incorporation.

     The name of the former mutual Corporation is ACACIA MUTUAL LIFE INSURANCE COMPANY. These articles of incorporation amend the Charter of the Corporation and change the Corporation's name to ACACIA LIFE INSURANCE COMPANY.

     The text of the amended articles of incorporation is as follows:

                                    ARTICLE I

     The name of the Corporation is Acacia Life Insurance Company.

                                   ARTICLE II

     The time of commencement of the existence of the Corporation is 11:59 p.m., Eastern Standard Time, June 30, 1997.

                                   ARTICLE III

     The Corporation shall have perpetual duration.

                                   ARTICLE IV

     The purpose of the Corporation is to engage in the business of a legal reserve life insurance company under Title 35, chapters 3-8, D.C. Code Ann.
(1993) (the "Life Insurance Act") and to insure all risks and issue all policies, contracts and forms, both participating and non-participating, authorized by the Life Insurance Act, and all acts amendatory thereof or additional thereto, for a life insurance company and to transact and engage in any and all lawful business for which corporations may be organized under the Life Insurance Act which, directly or indirectly, arises therefrom, is incidental thereto, is associated therewith, is in furtherance thereof, or which facilitates the foregoing.

                                    ARTICLE V

The aggregate number of shares of stock that the Company is authorized to issue is 2,010,000 shares.

The Company is authorized to issue 10,000 shares of common stock without par value.

The Company is authorized to issue 2,000,000 shares of preferred stock. Such preferred stock shall:

     1.   Be without par value.
     2.   Have no voting power.
     3. Be subject to redemption (the right of the Company to redeem) at $25 per share, and if sinking fund provisions are established, then the Board of Directors shall ensure that said provisions are equally beneficial to all issued and outstanding shares of preferred stock.
     4.   Entitle the holders thereof to cumulative dividends.
     5. Have preference over any other class or classes of shares as to the payment of dividends.
     6. Have preference as to the assets of the Company over any other class or classes of shares upon the voluntary or involuntary liquidation of the Company.

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     7.   Not be convertible into shares of any other class.

     The minimum amount of capital with which the Company shall commence business shall be not less than $1000.

                                   ARTICLE VI

     The street address of the Corporation's initial registered office in the District of Columbia and the name of its initial registered agent at that office is:

                               Richard J. Fedalen
                            51 Louisiana Avenue, N.W.
                             Washington, D.C. 20001

                                   ARTICLE VII

The private property of the members, officers and directors of the Corporation shall in no case be liable for corporate debts but shall be exempt therefrom.

                                  ARTICLE VIII

     The holder or holders, jointly or severally, of not less than one-fifth (1/5), but less than a majority of the shares of the capital stock, shall be entitled to be elected or appointed, as the case may be, directors or other persons performing the functions of directors by whom, according to these amended articles of incorporation, its affairs are to be conducted. In the event such nomination shall be made, there shall be elected or appointed to the extent that the total number to be elected or appointed is divisible, such proportionate number from the persons so nominated as the shares of stock held by persons making such nominations bear to the whole number of shares issued; provided the holder or holders of the minority shares of stock shall only be entitled to one-fifth (1/5) (disregarding fractions) of the total number of directors to be elected for each one-fifth (1/5) of the entire capital stock of the Corporation so held by them; and provided, further, that this shall not be construed to prevent the holders of a majority of the stock of this Corporation from electing the majority of its directors. Vacancies occurring from time to time shall be filled so as to preserve and secure to such minority and majority stockholders proportionate representation as herein provided.

                                   ARTICLE IX

     These Articles of Incorporation may be changed or amended at any annual meeting of the shareholders of the Corporation or at any special meeting called for that purpose, provided the change or amendment is proposed, filed and notice is given as required by law. No change or amendment other than such as may be proposed by the Board of Directors shall be voted upon at any meeting. A written copy of such change or amendment must be filed with the Secretary of the Corporation at least thirty (30) days prior to the meeting at which it is proposed.

                                    ARTICLE X

     A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for a breach of the director's duty of loyalty to the Corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for a transaction from which the director derives an improper personal benefit; or (iv) under Title 35, section 626, D.C. Code Ann.
(1993) or Title 29, section 342, D.C. Code Ann. (1996 Supp.). If these provisions of Titles 35 or 29 of the D.C. Code are hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be eliminated or limited to the extent of such amendment, automatically and without any further action, to the maximum extent permitted by law. Any repeal or modification of this Article by the shareholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability, or any other right or protection, of a director of the Corporation with respect to any state of facts existing at or prior to the time of such repeal or modification.

     The duly adopted amended articles of incorporation supersede the original Charter and all amendments thereto.

     The articles of incorporation amend the Charter. The amended articles of incorporation were unanimously approved by the shareholder of the Corporation, which cast its votes by proxy

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through its  attorneys-in-fact,  Robert W. Clyde and  Robert-John H. Sands.  The designation, number of shareholders of the Corporation qualified to vote, number of votes entitled to be cast by each voting group entitled to vote on the amended articles of incorporation, and the number of votes of each voting group indisputably represented at the meeting is as follows:

DESIGNATION          NUMBER OF              VOTES                  VOTES
OF GROUP             SHAREHOLDERS           ENTITLED TO            REPRESENTED
                     ENTITLED TO            BE CAST ON             AT MEETING
                     VOTE                   AMENDED
                                            ARTICLES

Shareholders
qualified to vote         1                   10,000                 10,000
                     -----------            ----------             ----------

     The total number of votes cast for and against the amended articles of incorporation by each voting group entitled to vote on the articles of incorporation is as follows:

VOTING GROUP                       VOTES FOR                   VOTES AGAINST

Shareholders                     10,000 (100%)                     0 (0%)
qualified to vote               ---------------                -------------

The number of votes cast for the amended articles of incorporation by each voting group was sufficient for approval by that voting group.

In witness hereof, the undersigned set their hands as attorneys-in-fact for the shareholder of record.

/s/
Robert W. Clyde

/s/
Robert-John H. Sands

The effective date and time of this document is 5 p.m., December 3, 1999.